UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2010
Assisted Living Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-13498	93-1148702

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, WI	53051

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 262-257-8888
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 11, 2010, Assisted Living Concepts, Inc. (“ALC”) and a wholly owned subsidiary of ALC, ALF Partners, L.P., entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Purchase Agreement”) for the purchase of nine senior living residences from HCP, Inc. (“HCP”) and two affiliates of HCP, Texas HCP Holding, L.P. and Texas HCP Seven Holding, L.P. The transaction is subject to customary closing conditions and is expected to close on or around October 31, 2010. The nine residences are currently leased and operated by ALC under leases that expire between 2010 and 2012. The purchase price is $27.5 million plus certain transaction costs. The nine residences, two of which are in New Jersey and seven in Texas, contain a total of 365 units.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1
Purchase and Sale Agreement and Joint Escrow Instructions by and between HCP, Inc., Texas HCP Holdings, L.P. and Texas HCP Seven Holdings, L.P as sellers and Assisted Living Concepts, Inc. and ALF Partners, L.P. as buyers made and entered into as of October 11, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: October 12, 2010

ASSISTED LIVING CONCEPTS, INC.
By:	/s/ John Buono
John Buono, Senior Vice President,
Chief Financial Officer & Treasurer

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